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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




                       FLORIDA PANTHERS HOLDINGS, INC.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)



               Florida                                  65-067005
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(State of Incorporation or Organization)   I.R.S. Employer Identification No.)


100 Northeast Third Avenue, Third Floor, Fort Lauderdale, Florida     33301
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               (Address of Principal Executive Offices)             (Zip Code)



If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become
filing pursuant to General                 effective simultaneously with the
Instruction A(c)(1) please check           effectiveness of a concurrent
the following box.  [ ]                    registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box.  [ ]


Securities to be Registered Pursuant to Section 12(b) of the Act:

                                               Name of Each Exchange on Which
Title of Each Class to be so Registered        Each Class is to be Registered
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   Class A Common Stock, par value                New York Stock Exchange
   $.01 per share


Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Class A Common Stock registered hereunder by Florida Panthers Holdings, Inc., a Florida corporation (the "Registrant"), is incorporated by reference to "Description of Panthers Holdings Capital Stock -
Common Stock" in the Registrant's Registration Statement on Form S-4
(Registration No. 333-28951) as filed with the Securities and Exchange
Commission (the "Commission") on June 12, 1997, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.



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
ITEM 2.  EXHIBITS.
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                                 Exhibit
                               Description
                               -----------
     The Class A Common Stock to be registered hereunder is being registered on the New York Stock Exchange, where there are no other securities of the
     Registrant so registered.

     Certain exhibits have been filed with the New York Stock Exchange. No such exhibits are required to be filed hereunder with the Commission.



                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                         FLORIDA PANTHERS HOLDINGS, INC.


                         By:   /s/ William M. Pierce
                              ------------------------------------------
                              William M. Pierce
                              Senior Vice President and Chief Financial Officer


Date: July 8, 1997